Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (776) 684-5708 Website: www.nvsos.gov Filed in the office of  Document Number Ross Miller Secretary of State State of Nevada 20140416799-63 Filing Date and Time 06/06/2014 1:15 AM Entity Number E0010902006-0 Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY- DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After issuance of Stock) 1. Name of corporation: SpeedSportBranding, Inc. 2. The articles have been amended as follows: (provide article numbers, if available) Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), ARTICLE ONE shall be amended such that the name of the corporation is CannLabs, Inc. At the Effective Time, the first sentence of ARTICLE THREE shall be amended such that the aggregate number of all shares of capital stock, which the corporation has authority to issue is 210,000,000 of which 200,000,000 are to be shares of common stock, $.001 par value, and 10,000,000 are to be blank check preferred stock, $.001 par value. (Continued on attached page) 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:56% 4. Effective date and time of filing: (optional)     Date: Time: (must not be later than 90 days after the certificate is filed) 5. Signature: (required)
Signature of Officer *lf any proposed amendment  would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Neveda Secretary of State Amend Profit-After Revised: 11.27.13

ATTACHMENT TO CERTIFICATE OF AMENDMENT OF SPEEDSPORT BRANDING, INC. The following paragraphs shall be inserted at the end of ARTICLE THREE: At the Effective Time, each share of common stock, $.001 par value, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will automatically and without any action on the part of the respective holders thereof be reclassified, converted. and changed into seven (7) shares of common stock, $.001 par value of the corporation (the “New Common Stock”). The conversion of the Old Common Stock into the New Common Stock shall be referred to as the “Forward Stock Split”. All certificates representing shares of common stock outstanding immediately prior to the Effective Time shall, from and after the Effective Time, instead represent the number of shares of Common Stock as provided above. otwithstanding the foregoing, any holder of common stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Certificate of Amendment.

NEVADA STATE BUSINESS LICENSE CANNLABS, INC. Nevada Business Identification # NV20061405379 Expiration Date: January 31, 2015 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 6, 2014 ROSS MILLER Secretary of State This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration. Please Post in a Conspicuous Location You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.